UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 1, 2009.
NATIONAL CITY BANK
(Depositor)
ON BEHALF OF THE
NATIONAL CITY CREDIT CARD MASTER TRUST
(Issuing Entity of the Collateral Certificate)
AND THE
NATIONAL CITY CREDIT CARD MASTER NOTE TRUST
(Issuing Entity of the notes)
(Exact name of registrant as specified in its charter)

Delaware	333-126628 333-126628-01 333-126628-02	N/A

(State or other jurisdiction of incorporation of the issuing entity)	(Commission File Numbers)	(IRS Employer Identification No.)

c/o National City Bank 1900 East 9th Street Cleveland, Ohio	44114

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code (216) 222-2000.
N/A

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report
Section 8 — Other Events.
ITEM 8.01. Other Events.
Addition of Credit Enhancement and Discounting of Principal Receivables
To improve the credit enhancement structure of the asset-backed notes previously issued by the National City Credit Card Master Note Trust (the “Trust”) and in consultation with the rating agencies, National City Bank (“National City”), as sponsor, has taken the following actions with respect to the Trust and the National City Credit Card Master Trust (the “Master Trust”), as permitted by the terms of the transaction documents:
Additional Credit Enhancement Through Issuance of Class D Notes.
On July 1, 2009, National City caused the Trust to issue, for each outstanding series of notes, a subordinate class called the Class D Notes that provides credit enhancement to such series of notes. These Class D Notes receive no interest payments and absorb losses due to investor charge-offs prior to any other outstanding class of notes in such series. For each outstanding series, the Class D Notes equal approximately 4.25% of the aggregate principal amount of such series. National City owns all of the Class D notes that were issued.
Discount Option Receivables.
On July 1, 2009 (the “Commencement Date”), National City designated a specified percentage (the “Discount Percentage”) applicable to (i) all Principal Receivables arising in Accounts on and after the Commencement Date and (ii) all Principal Receivables in Accounts added to the Master Trust on and after the Commencement Date (each, “Discount Option Receivables”). National City will apply collections on those Discount Option Receivables as finance charge collections thereafter. Applying collections of Discount Option Receivables as finance charge collections will have the effect of increasing yield.
For each Monthly Period beginning in August 2009, the Discount Percentage will be based on the Quarterly Excess Finance Charge Percentage for each Series, as determined on the Distribution Date immediately preceding such Monthly Period and applied in the following manner:
•	If the Quarterly Excess Finance Charge Percentage for any Series on such Distribution Date is greater than or equal to 5.00%, the Discount Percentage will equal 0.00%;

•	If the Quarterly Excess Finance Charge Percentage for any Series on such Distribution Date is less than 5.00% and greater than or equal to 4.00%, the Discount Percentage will equal 1.00%;

•	If the Quarterly Excess Finance Charge Percentage for any Series on such Distribution Date is less than 4.00% and greater than or equal to 3.00%, the Discount Percentage will equal 2.00%;

•	If the Quarterly Excess Finance Charge Percentage for any Series on such Distribution Date is less than 3.00% and greater than or equal to 2.00%, the Discount Percentage will equal 3.00%;

•	If the Quarterly Excess Finance Charge Percentage for any Series on such Distribution Date is less than 2.00% and greater than or equal to 1.00%, the Discount Percentage will equal 4.00%; and

•	If the Quarterly Excess Finance Charge Percentage for any Series on such Distribution Date is less than 1.00%, the Discount Percentage will equal 5.00%.
The Discount Percentage will equal 5.00% for the period beginning on the Commencement Date and ending on July 31, 2009. The applicable Discount Percentage for each Series will be disclosed in the Monthly Noteholders’ Statement for each Series.
In each case, affirmation of the current ratings on outstanding securities issued by the Trust was required to effectuate these changes.
Section 9 — Financial Statements and Exhibits
ITEM 9.01 (c). Exhibits.
The following are filed as Exhibits to this Report under Exhibit 4:
4.1.1	Amended and Restated Series 2005-1 Indenture Supplement dated as of July 1, 2009.
4.1.2	Amended and Restated Series 2006-1 Indenture Supplement dated as of July 1, 2009.
4.1.3	Amended and Restated Series 2007-1 Indenture Supplement dated as of July 1, 2009.
4.1.4	Amended and Restated Series 2008-1 Indenture Supplement dated as of July 1, 2009.
4.1.5	Amended and Restated Series 2008-2 Indenture Supplement dated as of July 1, 2009.
4.1.6	Amended and Restated Series 2008-3 Indenture Supplement dated as of July 1, 2009.
4.2	Fourth Amendment to the Pooling and Servicing Agreement dated as of July 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: July 1, 2009.

National City Bank, acting soley in its capacity as depositor of National City Credit Card Master Trust and National City Credit Card Master Note Trust

By:	/s/ Russell A. Cronin, Jr.

Name: Russell A. Cronin, Jr.
Title: Senior Vice President

Exhibit Index
The following are filed as Exhibits to this Report under Exhibit 4:

Exhibit No.	Description

4.1.1	Amended and Restated Series 2005-1 Indenture Supplement dated as of July 1, 2009.

4.1.2	Amended and Restated Series 2006-1 Indenture Supplement dated as of July 1, 2009.

4.1.3	Amended and Restated Series 2007-1 Indenture Supplement dated as of July 1, 2009.

4.1.4	Amended and Restated Series 2008-1 Indenture Supplement dated as of July 1, 2009.

4.1.5	Amended and Restated Series 2008-2 Indenture Supplement dated as of July 1, 2009.

4.1.6	Amended and Restated Series 2008-3 Indenture Supplement dated as of July 1, 2009.

4.2	Fourth Amendment to the Pooling and Servicing Agreement dated as of July 1, 2009.